Exhibit 10

AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is entered into as of the 4th day of November, 2009, by and between Meredith Corporation (the “Company”), an Iowa corporation, and Stephen M. Lacy (“Lacy”).

WHEREAS, the parties entered into an Employment Agreement on January 30, 2006, (the “Agreement”);

AND WHEREAS, the Company and Lacy desire to extend the term of the Agreement to June 30, 2013, to provide for Lacy’s continued services as President and Chief Executive Officer.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the Company and Lacy as follows:

A.	Section 2 of the Agreement is hereby stricken and replaced with the following Section 2:

2.           Term.

The term of employment under this Agreement shall commence as of July 1, 2006, and shall continue through June 30, 2013, unless sooner terminated in accordance with this Agreement, and thereafter as herein provided. Lacy’s term of employment shall automatically renew for subsequent one (1) year terms, the first of which would begin on July 1, 2013, subject to the terms of this Agreement unless either party gives written notice six (6) months or more prior to the expiration of the then existing term of its decision not to renew (the “Term”).

In the event this Agreement expires at the end of the Term, as extended if applicable, after the Company has delivered a Non-Renewal Notice to Lacy, such termination of Lacy’s employment with the Company will be treated for all purposes hereunder as a termination of employment by the Company Without Cause pursuant to Section 9.4.

B.	All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, pursuant to authorization of the Compensation Committee of the Board of Directors, the parties hereto have executed this Agreement as of the date first set forth above.

MEREDITH CORPORATION                                                 STEPHEN M. LACY

By:       /s/ Frederick B. Henry                                                 /s/ Stephen M. Lacy
  Frederick B. Henry                                                        Stephen M. Lacy
  Chair, Compensation Committee